EXHIBIT A

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer." The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G with respect to their ownership of the Common Stock of Tumi Holdings, Inc. and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 13th day of February, 2013.

DHC Limited

By:	/s/ Graeme Stening

Doughty Hanson & Co IV Limited

By:	/s/ Graeme Stening

Signed by Doughty Hanson & Co IV Limited Partnership Number One acting by its general partner Doughty Hanson & Co IV Limited

By:	/s/ Graeme Stening

By:	/s/ Richard Lund

Signed by Doughty Hanson & Co IV Limited Partnership Number Two acting by its general partner Doughty Hanson & Co IV Limited

By:	/s/ Graeme Stening

By:	/s/ Richard Lund

Signed by Doughty Hanson & Co IV Limited Partnership Number Four acting by its general partner Doughty Hanson & Co IV Limited

By:	/s/ Graeme Stening

By:	/s/ Richard Lund

Officers Nominees Limited

By:	/s/ Graeme Stening

Richard P. Hanson

By:	/s/ Richard P. Hanson